AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1997
                                               REGISTRATION NO. 333-34517-1
==========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO

                                  FORM S-4

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                            CENDANT CORPORATION*
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                   8699                06-0918165
(State or Other Jurisdiction    (Primary Standard      (I.R.S. Employer
of Incorporation or             Industrial             Identification No.)
Organization)                   Classification Code
                                Number)

                                6 SYLVAN WAY
                       PARSIPPANY, NEW JERSEY  07054
                               (973) 428-9700

(ADDRESS, INCLUDING  ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                           ---------------------

                           JAMES E. BUCKMAN, ESQ.
            SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            CENDANT CORPORATION
                                6 SYLVAN WAY
                       PARSIPPANY, NEW JERSEY  07054

          (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------

                              WITH COPIES TO:
                           ERIC J. FRIEDMAN, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                            NEW YORK, NY  10022
                               (212) 735-3000

                           ---------------------

---------------
* At the effective time of the Merger described in the Explanatory Note, CUC International Inc. changed its name to "Cendant Corporation."





     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement and the effective time of the merger (the "Merger") of HFS Incorporated, a Delaware corporation ("HFS"), with and into CUC International Inc., a Delaware corporation ("CUC"), as described in the Agreement and Plan of Merger between CUC and HFS, dated May 27, 1997 (the "Merger Agreement") attached as Appendix A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. []

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration Statement for the same offering. []

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] No. 333-34517
                              ---------------
                      CALCULATION OF REGISTRATION FEE

TITLE OF
EACH                        PROPOSED
CLASS OF                    MAXIMUM         PROPOSED
SECURITIES                  OFFERING PRICE  MAXIMUM         AMOUNT OF
TO BE        AMOUNT TO BE   PER             AGGREGATE       REGISTRATION
REGISTERED   REGISTERED(1)  SHARE(2)        OFFERING PRICE  FEE(3)

Common                                                      N/A**
Stock,
$.01 par
value





















---------------
**   Fee previously paid.

                              EXPLANATORY NOTE

          Cendant Corporation (the "Company") hereby amends its
Registration Statement on From S-4 (No. 333-34517), declared effective on August 28, 1997 (the "S-4"), by filing this Post-Effective Amendment No. 1.

          At a Special Meeting of Stockholders of CUC International Inc. ("CUC"), held on October 1, 1997, CUC's stockholders approved and adopted an Agreement and Plan of Merger, dated as of May 27, 1997 (the "Merger Agreement"), between HFS Incorporated ("HFS") and CUC, and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, (i) HFS merged with and into CUC (the "Merger"), with CUC continuing as the surviving corporation and changing its name to "Cendant Corporation" and (ii) each share of common stock, par value $.01 per share, of HFS (the "HFS Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") was converted into
2.4031 shares of Company Common Stock.

          This Post-Effective Amendment is being filed solely to add
Exhibits 8.3 and 8.4 to the S-4. These Exhibits are the tax opinions delivered by counsel to CUC and HFS, respectively, at the Effective Time.





                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office.

     The By-Laws of the Registrant provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware Corporation Law.

     As permitted under Section 102(b)(7) of the Delaware Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation (the "Registrant Charter") provides as follows:

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this
Article 11 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 11 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits. See Exhibit Index.

     (b)  Financial Statement Schedules.  Not Applicable.

     (c)  Report, Opinion or Appraisal.  See Exhibits 5.1, 8.1 and 8.2 in
          Exhibit Index.







ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such in-demnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering pro-spectus will contain the information called for by the applicable reg-istration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.







     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

























































                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey on this 17th day of December, 1997.


                         CENDANT CORPORATION



                         By: /s/ James E. Buckman
                              Name:  James E. Buckman
                              Title: Senior Executive Vice
                                       President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                  Date



            *               Chairman of the Board of     December 17, 1997
--------------------------  Directors
    Walter A. Forbes

           ***
--------------------------  President, Chief Executive   December 17, 1997
   Henry R. Silverman       Officer and Director
                            (Principal Executive
                            Officer)

           ***
--------------------------  Chief Financial Officer      December 17, 1997
    Michael P. Monaco       and Director (Principal
                            Financial and Accounting
                            Officer)

           ***
--------------------------  Director                     December 17, 1997
    Stephen P. Holmes

           ***
--------------------------  Director                     December 17, 1997
    Robert D. Kunisch

            *
--------------------------  Director                     December 17, 1997
  Christopher K. McLeod

            *
--------------------------  Director                     December 17, 1997
     E. Kirk Shelton

           ***
--------------------------  Director                     December 17, 1997
    John D. Snodgrass








           **
--------------------------  Director                     December 17, 1997
    Robert T. Tucker

           ***
--------------------------  Director                     December 17, 1997
    James E. Buckman

            *
--------------------------  Director                     December 17, 1997
     Bartlett Burnap

           ***
--------------------------  Director                     December 17, 1997
   Leonard S. Coleman

           ***
--------------------------  Director                     December 17, 1997
     Christel DeHaan

            *
--------------------------  Director                     December 17, 1997
   T. Barnes Donnelley

           ***
--------------------------  Director                     December 17, 1997
    Martin L. Edelman

           **
--------------------------  Director                     December 17, 1997
   Frederick D. Green

            *
--------------------------  Director                     December 17, 1997
   Stephen A. Greyser

           **
--------------------------  Director                     December 17, 1997
    Carole G. Hankin

           ***
--------------------------  Director                     December 17, 1997
 Brian Mulroney, P.C., LL.D.

           ***
--------------------------  Director                     December 17, 1997
  Robert E. Nederlander

            *
--------------------------  Director                     December 17, 1997
    Burton C. Perfit

           **
--------------------------  Director                     December 17, 1997
   Anthony G. Petrello

           ***
--------------------------  Director                     December 17, 1997
    Robert W. Pittman

           ***
--------------------------  Director                     December 17, 1997
 E. John Rosenwald, Jr.








            *
--------------------------  Director                     December 17, 1997
  Robert P. Rittereiser

            *
--------------------------  Director                     December 17, 1997
 Stanley M. Rumbough, Jr.

           ***
--------------------------  Director                     December 17, 1997
    Leonard Schutzman

           ***
--------------------------  Director                     December 17, 1997
     Robert F. Smith

           **
--------------------------  Director                     December 17, 1997
   Craig R. Stapleton


* Pursuant to the Power of Attorney designated as Exhibit 24 hereto and previously included in the S-4:

     By: /s/ E. Kirk Shelton
         E. Kirk Shelton
         Attorney-in-Fact

** Pursuant to an executed Power of Attorney (which is set forth as Exhibit 24.1 hereto):

     By: /s/ E. Kirk Shelton
         E. Kirk Shelton
         Attorney-in-Fact

*** Pursuant to an executed Power of Attorney (which is set forth as Exhibit 24.1 hereto):

     By: /s/ James E. Buckman
         James E. Buckman
         Attorney-in-Fact



















                               EXHIBIT INDEX

              Exhibits required by Item 601 of Regulation S-K:

Exhibit
Number                            Exhibit Description

  *2.1 Agreement and Plan of Merger, dated as of May 27, 1997, between CUC International Inc. and HFS Incorporated included as Appendix A to the Joint Proxy Statement/Prospectus included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

  *3.1 Amended and Restated Certificate of Incorporation of the Registrant, as filed June 5, 1996 (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the period ended April 30, 1996).

  *3.2 Form of Registrant's Amended and Restated Certificate of Incorporation as proposed to be amended, included as Appendix B to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

  *3.3    By-Laws of the Registrant (filed as Exhibit 3.2 to the
          Registrant's Registration Statement, No. 33-44453, on Form S-4 dated December 19, 1991).

  *3.4 Form of Registrant's By-Laws as proposed to be amended, included as Appendix C to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

  *4.1    Form of Stock Certificate (incorporated by reference to Exhibit
          4.1 to the Registrant's Registration Statement, No. 33-44453, on Form S-4 dated December 19, 1991).

  *4.2    Indenture dated as of February 11, 1997, between CUC
          International Inc. and Marine Midland Bank, as trustee
          (incorporated by reference to Exhibit 4(a) to the Registrant's Report on Form 8-K filed February 13, 1997).

  *5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares being issued (including consent).

  *8.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding the federal income tax consequences of the Merger (including consent).

  *8.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the federal income tax consequences of the Merger (including consent).

   8.3 Opinion of Wachtell, Lipton, Rosen & Katz regarding the federal income tax consequences of the Merger (including consent).

   8.4 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the federal income tax consequences of the Merger (including consent).







 *10.1    Form of Agreement with E. Kirk Shelton, dated as of May 27, 1997.

 *10.2    Form of Agreement with Christopher K. McLeod, dated as of May 27,
          1997.

 *10.3    Form of Restated Agreement with Walter A. Forbes, dated as of May
          27, 1997.

 *10.4    Form of Agreement with Cosmo Corigliano, dated as of May 27,
          1997.

 *10.5    Form of Agreement with Amy N. Lipton, dated as of May 27, 1997.

 *10.6    Form of Agreement with Henry R. Silverman, dated as of May 27,
          1997.

 *10.7    Form of Agreement with Stephen P. Holmes, dated as of May 27,
          1997.

 *10.8    Form of Agreement with Michael P. Monaco, dated as of May 27,
          1997.

 *10.9    Form of Agreement with James E. Buckman, dated as of May 27,
          1997.

 *10.10 Form of 1997 Incentive Stock Plan included as Appendix E to the Joint Proxy Statement/Prospectus included as part of this Registration Statement.

 *10.11 Form of Plan for Corporate Governance Following the Effective Time, included as Appendix D to the Joint Proxy Statement/ Prospectus included as part of this Registration Statement.

 *15 Letter of Ernst & Young LLP re: Unaudited Interim Financial Information of CUC International Inc.

 *23.1 Consent of Ernst & Young LLP relating to the audited financial statements of CUC International Inc.

 *23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

 *23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

 *23.4 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson & Associates, Inc.

 *23.5 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group, Inc.

 *23.6 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region V.

 *23.7 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real Estate, Inc.







 *23.8 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker Corporation.

 *23.9 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker Corporation.

 *23.10 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

 *23.11 Consent of Ernst & Young LLP relating to the audited financial statements of Resort Condominiums International, Inc.

 *23.12 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

 *23.13 Consent of Woolard, Krajnik, & Company relating to the audited financial statements of Century 21 of Eastern Pennsylvania.

 *23.14   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibits
          5.1 and 8.1).

 *23.15   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 8.2).

 *24 Power of Attorney (included as part of the signature page of this Registration Statement).

  24.1    Power of Attorney.

 *99.1 Form of proxy card to be used in soliciting holders of CUC International Inc. Common Stock.

 *99.2 Form of proxy card to be used in soliciting holders of HFS Incorporated Common Stock.

 *99.3    Consent of Goldman, Sachs & Co.

 *99.4    Consent of Bear, Stearns & Co. Inc.

 *99.5 Consent of James E. Buckman to being named as about to become a director of the Registrant.

 *99.6 Consent of Leonard S. Coleman to being named as about to become a director of the Registrant.

 *99.7 Consent of Christel DeHaan to being named as about to become a director of the Registrant.

 *99.8 Consent of Martin L. Edelman to being named as about to become a director of the Registrant.











 *99.9 Consent of Frederick D. Green to being named as about to become a director of the Registrant.

 *99.10 Consent of Stephen P. Holmes to being named as about to become a director of the Registrant.

 *99.11 Consent of Robert D. Kunisch to being named as about to become a director of the Registrant.

 *99.12 Consent of Michael P. Monaco to being named as about to become a director of the Registrant.

 *99.13 Consent of Brian Mulroney to being named as about to become a director of the Registrant.

 *99.14 Consent of Robert E. Nederlander to being named as about to become a director of the Registrant.

 *99.15 Consent of Anthony G. Petrello to being named as about to become a director of the Registrant.

 *99.16 Consent of Robert W. Pittman to being named as about to become a director of the Registrant.

 *99.17 Consent of E. John Rosenwald, Jr. to being named as about to become a director of the Registrant.

 *99.18 Consent of Leonard Schutzman to being named as about to become a director of the Registrant.

 *99.19 Consent of Henry R. Silverman to being named as about to become a director of the Registrant.

 *99.20 Consent of Robert F. Smith to being named as about to become a director of the Registrant.

 *99.21 Consent of John D. Snodgrass to being named as about to become a director of the Registrant.

 *99.22 Consent of Craig R. Stapleton to being named as about to become a director of the Registrant.

 *99.23 Consent of Robert T. Tucker to being named as about to become a director of the Registrant.

 *99.24 Consent of Carole G. Hankin to being named as about to become a director of the Registrant.

 *99.25   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
          8.3).











 *99.26   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 8.4).

______________________

* Previously filed.


















































                                      II-11